SCHEDULE 14C
                                 (Rule 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION
        Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934

Check the appropriate box:



|X|  Preliminary information statement    |_|  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14c-5(d)(2))
|_|  Definitive information statement




                             SUMMIT LIFE CORPORATION
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                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

|X|  No Fee required

|_|  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                             SUMMIT LIFE CORPORATION
                                3021 Epperly Dr.
                            Del City, Oklahoma 73115
                                 (405) 677-0781

                               September __, 2003

Dear Stockholder:

This information statement is being furnished to the holders of common stock of Summit Life Corporation in connection with the proposal to amend our Certificate of Incorporation to effect a one for 100 reverse stock split of our common stock which will result in our common stock's becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934. Commonly referred to as a "going private" transaction, the proposed transaction will reduce the number of stockholders of record to fewer than 500, as required for the deregistration of our common stock under the federal securities laws. After the reverse stock split, our common stock will no longer be traded on the OTC Bulletin Board.

Our board of directors unanimously supports the reverse stock split. In addition, our controlling stockholders have consented in writing to the amendment to our Certificate of Incorporation to effect a one for 100 reverse stock split. This action by the controlling stockholders is sufficient to ensure that a majority of our stockholders approve the amendment without the vote of any other stockholders. Accordingly, your approval is not required and is not being sought.

On the effective date of the reverse stock split, you will receive one share of common stock for each 100 shares you hold immediately prior to the reverse stock split and you will receive cash in lieu of any fractional shares to which you would otherwise be entitled. The cash payment for such fractional shares will be equal to $.50 per pre-split share.

This information statement and the accompanying documents provide you with detailed information about the reverse stock split. Please read these documents carefully in their entirety. You may also obtain information about us from publicly available documents that have been filed with the Securities and Exchange Commission.

We appreciate your support.

                    Very truly yours,



                    JAMES L. SMITH
                    Chairman of the Board, Chief Executive Officer and Secretary

                             SUMMIT LIFE CORPORATION
                                3021 Epperly Dr.
                            Del City, Oklahoma 73115
                                 (405) 677-0781

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                              INFORMATION STATEMENT

--------------------------------------------------------------------------------

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This information statement is being furnished to the holders of common stock of Summit Life Corporation in connection with the proposal to amend our Certificate of Incorporation to effect a one for 100 reverse stock split, which will result in our common stock's becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934. After the reverse stock split, we anticipate that we will have approximately 308 stockholders of record. As a result, we will no longer be subject to the annual and periodic reporting and related requirements under the federal securities laws that are applicable to public companies. In addition, our stock will cease to be traded on the OTC Bulletin Board and any trading in our common stock after the reverse stock split will occur only in privately negotiated transactions.

Our board of directors unanimously supports the reverse stock split. In addition, our controlling stockholders have consented in writing to the amendment to our Certificate of Incorporation to effect a one for 100 reverse stock split. This action by the controlling stockholders is sufficient to ensure that a majority of our stockholders approve the amendment without the vote of any other stockholder. Accordingly, your approval is not required and is not being sought.

The reverse stock split will become effective upon the filing of an amendment to our Certificate of Incorporation with the Secretary of State of the State of Oklahoma. On the effective date of the reverse stock split, you will receive one share of common stock for each 100 shares you hold immediately prior to the reverse stock split and you will receive cash in lieu of any fractional shares to which you would otherwise be entitled. The cash payment for such fractional shares will be equal to $.50 per pre-split share.

As soon as practicable after the reverse stock split is effective, a letter of transmittal will be mailed to all holders of our common stock for use in surrendering your stock certificates in connection with the reverse stock split.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THIS TRANSACTION, PASSED UPON THE MERITS OR FAIRNESS OF THIS TRANSACTION, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This information statement is dated September __, 2003, and is first being mailed to our stockholders on or about ___________, 2003.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SUMMARY                                                                        1
SPECIAL FACTORS ............................................................   4
   Purposes of and Reasons for the Reverse Stock Split .....................   5
   Alternatives Considered .................................................   6
   Effects of the Reverse Stock Split ......................................   7
   United States Federal Income Tax Consequences of the Reverse Stock Split    9
   Fairness of the Reverse Stock Split to our Unaffiliated Stockholders ....  11
AMENDMENT TO OUR CERTIFICATE OF INCORPORATION ..............................  14
   General .................................................................  14
   Required Vote ...........................................................  15
   Description of the Reverse Stock Split ..................................  15
   Conduct of Business After the Reverse Stock Split .......................  16
   Failure to Effect the Reverse Stock Split ...............................  17
   Abandonment of the Reverse Stock Split ..................................  17
   No Appraisal Rights .....................................................  17
TRADING AND MARKET PRICES ..................................................  17
DIVIDENDS ..................................................................  18
BACKGROUND INFORMATION OF EXECUTIVE OFFICERS, DIRECTORS AND
   CONTROLLING PERSONS .....................................................  18
   The Company .............................................................  18
   Directors and Executive Officers ........................................  18
   Control Persons .........................................................  19
INTERESTS OF EXECUTIVE OFFICERS AND DIRECTORS; POTENTIAL CONFLICTS OF
   INTEREST.................................................................  19
PRINCIPAL STOCKHOLDERS .....................................................  19
AVAILABLE INFORMATION AND INCORPORATION BY REFERENCE........................  20
APPENDIX A--Certificate of Amendment to the Certificate of Incorporation
   of Summit Life Corporation............................................... A-1

                             SUMMIT LIFE CORPORATION
                                3021 Epperly Dr.
                            Del City, Oklahoma 73115
                                 (405) 677-0781

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                              INFORMATION STATEMENT

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The following is a summary of the material  terms of the proposed  reverse stock split. This summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in or accompanying this information statement. We urge you to review this entire information statement and accompanying documents carefully.

                                     SUMMARY
Q:   WHAT IS BEING PROPOSED?

A: We are proposing an amendment to our Certificate of Incorporation to effect a one for 100 reverse stock split of our common stock which will result in our common stock's becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934 (the "1934 Act"). As a result of the reverse stock split, you will receive one share of common stock for each 100 shares you hold immediately prior to the effective date of the reverse stock split and you will receive cash in lieu of any fractional shares to which you would otherwise be entitled. The cash payment for such fractional shares will be equal to $.50 per pre-split share. The amendment to our Certificate of Incorporation will also decrease our authorized capital stock from 10,000,000 shares, of which 5,000,000 are common stock and 5,000,000 are preferred stock, to 5,050,000 shares, of which 50,000 are common stock and 5,000,000 are preferred stock. See "Amendment to Our Certificate of Incorporation--Description of the Reverse Stock Split."

Q:   WHAT VOTE OF STOCKHOLDERS IS REQUIRED TO APPROVE THE REVERSE STOCK SPLIT?

A: The amendment to our Certificate of Incorporation to effect the one for 100 stock split must be approved by holders of a majority of our outstanding voting securities. Our controlling stockholders have consented in writing to the amendment. This action by our controlling stockholders is sufficient to obtain the stockholder vote necessary to approve the amendment without the approval of any other stockholder. Accordingly, you are not required to vote and your vote is not being sought. See "Amendment to Our Certificate of Incorporation--Required Vote."

Q:   WHAT ARE THE PURPOSES OF AND REASONS FOR THE REVERSE STOCK SPLIT?

A: The reverse stock split will reduce the number of our stockholders below 500, which will cause our common stock to become eligible for termination of registration under the 1934 Act. Our board of directors and James L. Smith and Charles L. Smith, in their individual capacities, considered the following factors when recommending the reverse stock split:

     o the cost savings per year that we expect to realize as a result of the deregistration of our common stock and the decrease in expenses relating to servicing stockholders holding small positions in our common stock;

     o the additional savings in terms of management's and employees' time that will no longer be spent preparing the periodic reports required of publicly-traded companies and managing stockholder relations and communications;

     o the fact that we have not realized many of the benefits associated with being a publicly traded company, such as enhanced stockholder value, access to capital markets and business credibility, due to the limited liquidity and low market price of our common stock;

     o the fact that the poor performance of our common stock in the public market has been a detriment to attracting and retaining high quality employees because of the perceived negative image that a low stock price creates and the fact that stock options are not a viable method of compensation; and

     o the belief that our stockholders have not benefited proportionately from the costs of registration and OTC Bulletin Board trading of our common stock, principally as a result of the thin trading market for our common stock, which may have resulted in:

          o    depressed market prices for our common stock;

          o    a lack of market makers and analysts  following our  performance;
               and

          o    a limitation of our  stockholders'  abilities to sell  relatively
               large  blocks  of  their  shares  in  the  open  market   without
               significantly decreasing the market price.

In view of the foregoing,  our board of directors and James L. Smith and Charles
L. Smith, in their individual capacities, believe that deregistration of our common stock may provide a more effective means of using our capital to benefit our stockholders. See "Special Factors--Purpose of and Reasons for the Reverse Stock Split."

Q:   WHAT  ALTERNATIVES  WERE  CONSIDERED  WHEN  RECOMMENDING  THE REVERSE STOCK
     SPLIT?

A: Our board of directors and James L. Smith and Charles L. Smith, in their individual capacities, considered several alternatives to the reverse stock split, including a tender offer, remaining a public company and a sale of the company, before recommending the reverse stock split. See "Special Factors--Alternatives Considered."

Q:   WHAT WILL BE THE EFFECTS OF THE REVERSE STOCK SPLIT?

A:   The reverse stock split will have the following effects on the company:

     o our number of stockholders will be reduced from approximately 1,397 to approximately 308 and the number of outstanding shares of common stock will decrease from approximately 2,691,255 to approximately 2,662,842.

     o we will be entitled to terminate the registration of our common stock under the 1934 Act, which will mean that we will no longer be required to file reports with the Securities and Exchange Commission (the "SEC") or be classified as a public company;

     o our common stock will no longer be traded on the OTC Bulletin Board and no public market will exist for our common stock;

     o the book value per share of common stock as of June 30, 2003 will change from approximately ($.02) per share on a historical basis to approximately ($.03) per pre-split share on a pro forma basis; and

     o    our cash and cash equivalents will be reduced by approximately $34,207
          after  the  effective  time  of  the  reverse  stock  split,   with  a
          corresponding decrease in our net stockholders' equity.

The reverse stock split will have the following effects on our stockholders:

     o the percentage ownership of our common stock beneficially owned by executive officers and directors as a group will increase from approximately 55.58% to approximately 56.17% after the effective time of the reverse stock split;

     o unaffiliated stockholders who own less than 100 shares will be cashed out, will receive $.50 for each share of common stock they own before the reverse stock split and will no longer be stockholders of the company; and

     o unaffiliated stockholders who own more than 100 shares will remain stockholders, but unaffiliated stockholders as a group will own a lesser percentage of shares than before the reverse stock split, and there will be less liquidity, if any, for those shares.

See "Special Factors--Effects of the Reverse Stock Split."

Q:   IS THE REVERSE STOCK SPLIT FAIR TO OUR UNAFFILIATED STOCKHOLDERS?

A: We and James L. Smith and Charles L. Smith, in their individual capacities, believe that the reverse stock split is fair to, and in the best interests of, our unaffiliated stockholders, both those who will be cashed out and those who will remain stockholders. The board of directors has unanimously approved the reverse stock split. In making its determination with respect to the reverse stock split and the price to be paid for fractional shares, our board of directors considered, among other things, the book value of the Company's shares of Common Stock and the trading activity in the Company's stock (including the actual sale prices of Common Stock over the last two calendar quarters). See "Special Factors--Fairness of the Reverse Stock Split to Our Stockholders."

Q: WHAT ARE THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT?

A: As a result of the reverse stock split, stockholders who receive only common stock will not recognize gain or loss. Stockholders who receive cash will recognize a gain or loss, which may be treated as income or capital gains/losses depending on the individual stockholder's circumstances and the amount of time the stockholder held the shares. See "Special Factors--United States Federal Income Tax Consequences of the Reverse Stock Split."

Q:   HOW ARE WE FUNDING THE REVERSE STOCK SPLIT?

A: We estimate that approximately $34,207 will be required to effect the reverse stock split, including approximately $14,207 to pay for the fractional shares of our common stock exchanged for cash in the reverse stock split and $20,000 for expenses. Funds required to implement the reverse stock split will be derived from existing working capital. See "Amendment to Our Certificate of Incorporation--Description of the Reverse Stock Split--Source of Funds and Expenses."

Q:   DO I HAVE APPRAISAL RIGHTS IN CONNECTION WITH THE REVERSE STOCK SPLIT?

A: No. You do not have appraisal rights in connection with the reverse stock split under our Certificate of Incorporation or Bylaws or under the corporate laws of Oklahoma. See "Amendment to Certificate of Incorporation--No Appraisal Rights."

Q:   WHEN WILL THE REVERSE STOCK SPLIT BE EFFECTIVE?

A: The reverse stock split will become effective upon filing of the amendment to our Certificate of Incorporation with the Secretary of State of the State of Oklahoma, which we expect to be __________ __, 2003. As soon as practicable after the effective date of the reverse stock split, the stockholders will be notified and asked to surrender their certificates representing shares of common stock for certificates and/or cash. See "Amendment to Certificate of Incorporation--Description of the Reverse Stock Split--Effectiveness of the Reverse Stock Split."

Q:   WHOM DO I CALL IF I HAVE QUESTIONS?

A: If you have any questions, require assistance, or need additional copies of this information statement or other related materials, you should call Charles L. Smith, our Chief Financial Officer, at (405) 677-0781.


                                 SPECIAL FACTORS

Background of the Reverse Stock Split

In the first quarter of 2003, James L. Smith, our chairman of the board and chief executive officer, engaged in various discussions with management and our board of directors regarding whether we should continue to keep our common stock registered under the provisions of the 1934 Act or whether it would be in the best interests of the company and our stockholders to engage in a transaction that would result in our common stock's becoming eligible for termination of registration pursuant to Section 12(g)(4) of the 1934 Act. At a meeting on June 24, 2003, the board of directors discussed the advantages and disadvantages of becoming a private company. On August 15, 2003, our board of directors approved, subject to approval by our stockholders, a proposal to effect the reverse stock split and the amendment to our Certificate of Incorporation. On August 15, 2003, our controlling stockholders approved the reverse stock split and the amendment to our Certificate of Incorporation by written consent.

In deciding to engage in the going private transaction at this time as opposed to other times in our operating history, the board of directors and James L. Smith and Charles L. Smith, in their individual capacities, considered a number of factors, including:

     o the cost savings per year that we expect to realize as a result of the deregistration of our common stock, including increased costs of being a public company due to recent legislation and corporate governance regulations, and the decrease in expenses relating to servicing stockholders holding small positions in our common stock;

     o the additional savings in terms of management's and employees' time that will no longer be spent preparing the periodic reports required of publicly-traded companies and managing stockholder relations and communications;

     o the fact that we have not realized many of the benefits associated with being a publicly traded company, such as enhanced stockholder value, access to capital markets and business credibility, due to the limited liquidity and low market price of our common stock;

     o the fact that the poor performance of our common stock in the public market has been a detriment to attracting and retaining high quality employees because of the perceived negative image that a low stock price creates and the fact that stock options are not a viable method of compensation; and

     o the belief that our stockholders have not benefited proportionately from the costs of registration and OTC Bulletin Board trading of our common stock, principally as a result of the thin trading market for our common stock, which may have resulted in:

          o    depressed market prices for our common stock;

          o    a lack of market makers and analysts  following our  performance;
               and

          o    a limitation of our  stockholders'  abilities to sell  relatively
               large  blocks  of  their  shares  in  the  open  market   without
               significantly decreasing the market price.


In view of the these factors, our board of directors and James L. Smith and Charles L. Smith, in their individual capacities, determined that deregistration of our common stock through a reverse stock split may provide a more effective means of using our capital to benefit our stockholders.

Purposes of and Reasons for the Reverse Stock Split

The primary purpose of the reverse stock split is to enable us to terminate the registration of our common stock under Section 12(g) of the 1934 Act. Our board of directors holds the view that we and our stockholders currently derive no material benefit from continued registration under the 1934 Act.

We have maintained our registered status in the past in order to provide a trading market for our stockholders; however, our stockholders have not made use of that trading market. We had approximately 1,397 stockholders of record as of June 30, 2003, of which approximately 1,089 each owned less than 100 shares. Of the remaining 308 record holders, one is Cede & Co., which is a depository for securities brokers, and the other 307 are record stockholders holding shares in their own accounts. Since the average daily volume of trading from January 1, 2003 through August 25, 2003 was approximately 89 shares (eliminating duplicative trades), we believe there has not been a material change in the ownership of our shares during such time. As of June 30, 2003, approximately 98.94% of our outstanding shares were held by fewer than 500 stockholders based on information obtained from independent parties. As a result, there is a limited market for our shares and our board of directors believes there is little likelihood that a more active market will develop in the foreseeable future. Even if our financial performance improves, our board believes that at this time there is little public appetite for the common stock of small public companies with a history of operating losses and sporadic cash flow, low capitalization and limited opportunity to grow.

As a result of our limited trading market, we are not in a position to use our public company status to raise capital through sales of securities in a public offering in the future or to acquire other business entities using our stock as consideration. Our ability to expand has been limited within the past two years due to our inability to raise capital. Our board of directors has determined that we need to stabilize and reduce operating expenses so we can focus on running a successful business and plan with more certainty for our future. Given our history of losses, our board of directors believes it necessary to realize every opportunity to reduce overhead and focus our limited resources on becoming profitable. The direct and indirect expenses we incur in being publicly traded are the most significant expenses that we can eliminate without negatively affecting our operations.

Our status as a public company has not only failed to materially benefit our stockholders, but also, in our board's view, places a significant financial burden on us. Because we have more than 500 stockholders of record and our common stock is registered under Section 12(g) of the 1934 Act, we are required to comply with the disclosure and reporting requirements under the 1934 Act. The cost of complying with these requirements is substantial, representing an estimated annual cost to us of approximately $116,000, and includes legal and accounting fees, printing, postage, data entry, stock transfer and other administrative expenses related to servicing stockholders who are record holders of relatively small numbers of shares. These cost savings are estimates and the actual savings to be realized may be higher or lower than anticipated. In addition to the direct costs we incur, our management and employees are required to devote their time and energy to completing the periodic reports required of publicly-traded companies under the 1934 Act. In going private, we can eliminate many of these direct and indirect costs. Thus, in addition to the approximately $116,000 in direct annual savings we expect to realize following the reverse stock split, our management and employees will be able to focus their time and effort on the operation of our business.

As a result of recent corporate governance scandals and the legislative and litigation environment resulting from those scandals, the costs of being a public company in general, and the costs of remaining a public company in particular, are expected to increase dramatically in the near future. For example, the recently enacted Sarbanes-Oxley Act of 2002 has had the effect of increasing the burdens and potential liabilities of being a public reporting company. This and other proposed legislation will likely increase audit fees and other costs of compliance such as attorneys' fees, and by increasing potential liability of officers and directors, will likely result in further increases in insurance premiums. In light of our current size and resources, our board does not believe that such costs are justified. Therefore, our board believes that it is in our best interests to eliminate the administrative and financial burden associated with being and remaining a public company.

Finally, the low market price makes our business seem less credible. It has made stock options unattractive, resulting in an inability to utilize stock options as a method of attracting or retaining high-quality employees. By becoming a private company, we hope to focus our employees' attention on our fundamental positive aspects, while removing the negative impression of being an underperforming public company, and in doing so attract and retain more high quality employees.

In view of the fact that going private presents the best opportunity to save operating costs, and in light of the relatively small benefit our board of directors and James L. Smith and Charles L. Smith, in their individual capacities, believe our stockholders have received as a result of our public company status, our board of directors and James L. Smith and Charles L. Smith, in their individual capacities, believe the reverse stock split will provide a more efficient means of using our capital to benefit our stockholders.

Alternatives Considered

Before making its determination to proceed with the reverse stock split, our board of directors and James L. Smith and Charles L. Smith, in their individual capacities, considered the following alternatives:

     o Issuer Tender Offer. Our board considered an issuer tender offer to repurchase shares of our outstanding common stock. The results of an issuer tender offer would be unpredictable, however, due to its voluntary nature; thus, our board was uncertain as to whether this alternative would result in a sufficient number of shares being tendered. Moreover, federal regulations impose rules regarding the treatment of stockholders in a tender offer, including pro-rata acceptance of offers from stockholders, which make it difficult to ensure that we would be able to reduce the number of stockholders below 500. As a result, our board rejected this alternative.

     o Maintaining the Status Quo. Our board considered whether we could reduce operating costs while providing the same quality service to customers without taking the company private. However, our board concluded that maintaining the status quo would be detrimental to all our stockholders. We would continue to incur the expenses of being a public company without the benefits, and would have no other significant way to reduce expenses and stabilize operations other than to reduce expenses that might have a more direct negative impact on the service we provide to our customers. Thus, our board rejected this alternative.

     o Selling the Company. Our board determined that the sale of the company was not an alternative to going private by means of a reverse stock split. Our board believes that the reverse stock split would enable management to devote full time and attention to our business thus allowing us to improve our financial performance, which could result in increased stockholder value over time. In discussing the reverse stock split and the alternatives, our board knew that obtaining stockholders' approval of a sale of our company would have been highly unlikely given the number of shares beneficially owned by directors and officers. They also noted their concern that exploring the sale of the company could create an unstable environment for many employees whose commitment is key to company operations, thus potentially disrupting and adversely affecting our business.

During the process of analyzing the fairness of the transaction and preparing this information statement, our affiliated stockholders (those who are our directors and officers) concluded that it was inappropriate to sell their shares at this time given their considerable investment of time and money in the company (although they will receive cash for any fractional shares they hold as a result of the reverse stock split). While recognizing that there is considerable uncertainty regarding our future performance, they are hopeful that our performance will improve if the reverse stock split is implemented and will result in increased stockholder value over time. Although neither our board nor James L. Smith or Charles L. Smith, in their individual capacities, actively solicited any third-party offers or attempted to sell the company, our board and James L. Smith and Charles L. Smith, in their individual capacities, nevertheless concluded, based on our operating history, net losses and cash flow, that we were not an attractive candidate for acquisition. Our board and James L. Smith and Charles L. Smith, in their individual capacities, also believed that, even though they had not solicited an offer from a third party and thus did not know with certainty what a third party would be willing to pay to acquire us, the price to be paid for the fractional shares was fair.

Effects of the Reverse Stock Split

Effects of the Reverse Stock Split on the Company. The board and James L. Smith and Charles L. Smith, in their individual capacities, considered the following effects that the reverse stock split will have on the company:

     o Reduction in the Number of Stockholders of Record and the Number of Outstanding Shares. We believe that the reverse stock split will reduce our number of stockholders of record from approximately 1,397 to approximately 308. We estimate that approximately 28,413 shares will be exchanged for cash in lieu of fractional shares in the reverse stock split. The number of outstanding shares of common stock will decrease from 2,691,255 to approximately 2,662,842 on a pre-split basis). Accordingly, the liquidity of the shares of our common stock will substantially decrease.

     o Change in Book Value. The price to be paid to holders of fewer than 100 shares of common stock will be $.50 per share, and the number of shares of common stock expected to be cashed out as a result of the reverse stock split is estimated to be approximately 28,413. The total expenditures for us, including expenses, of effecting the reverse stock split is expected to be approximately $34,207. At June 30, 2003, aggregate stockholders' equity in the company was approximately $810,355, or $.30 per share. Taking into account the preferred stock liquidation preference of $850,000, we expect that the book value per share of common stock will be changed from approximately ($.02) per share as of June 30, 2003, on a historical basis to approximately ($.03) per pre-split share on a pro forma basis. However, it is important to note that book value is an accounting methodology based on the historical cost of our assets, and therefore may not reflect our current value.

     o Available Cash. Our cash will be reduced by approximately $34,207 on a pro forma basis as of June 30, 2003, with a corresponding decrease in our net stockholders' equity.

     o Termination of Registration Our common stock is currently registered under the 1934 Act and traded on the OTC Bulletin Board, which is a regulated quotation service that displays real time quotes, last sales price and volume limitation in over-the-counter equity securities. We are permitted to terminate our registration if there are fewer than 500 record holders of outstanding shares of our common stock. Upon the completion of the reverse stock split, we will have approximately 308 stockholders of record. We intend to apply for termination of registration of our common stock under the 1934 Act and to remove our common stock from trading on the OTC Bulletin Board as promptly as possible after the effective date of the reverse stock split.
          Termination of registration under the 1934 Act will substantially reduce the information required to be furnished by us to our stockholders and to the SEC. In addition, the reverse stock split will make many of the provisions of the 1934 Act, such as the short-swing profit provisions of Section 16, the requirement of furnishing a proxy or information statement in connection with stockholder meetings under
          Section 14(a) and 14(c), some of the requirements relating to tender offers under Section 14(d) and the requirements of Rule 13e-3 regarding "going private" transactions, no longer applicable to us. Furthermore, our directors, officers, and other affiliates will be deprived of the ability to dispose of their common stock under Rule 144 promulgated under the Securities Act of 1933.

     o Financial Effects of the Reverse Stock Split. We estimate that approximately $14,207 will be required to pay for the fractional shares of our common stock exchanged for cash in the reverse stock split. Additionally, we estimate that professional fees and other expenses related to the transaction, will total approximately $20,000 for the following: $10,000 for legal and professional fees; $9,000 for accounting fees; and $1,000 for printing costs and other miscellaneous costs. We do not expect that the payment to stockholders receiving cash in the reverse stock split or the payment of expenses will have any material adverse effect on our capital, liquidity, operations or cash flow. However, there will be less capital available to us. Because we do not currently know the actual number of shares that will be cashed out in the reverse stock split, we do not know the net amount of cash to be paid to stockholders in the reverse stock split.

          As discussed above in "Special Factors--Purposes of and Reasons for the Reverse Stock Split," we anticipate saving approximately $40,000 annually in direct costs and an indeterminable amount in indirect savings resulting from the reduction in the time that must be devoted by our employees to preparing public reports and filings and responding to stockholder inquiries. We will be the beneficiary of the projected savings as a result of termination of registration of our common stock under the 1934 Act. As of June 30, 2003, we had approximately $1,797,807 in net operating loss carry-forwards available to offset future taxable income. The net operating loss carry-forwards will expire in 2017. If we generate taxable income in future periods (but prior to the expiration of the loss carry-forwards), our stockholders in such future periods may derive a benefit because we may utilize these loss carry-forwards to reduce or eliminate our federal income tax liability in such periods.


     o Rights, Preferences and Limitations. There are no differences between the respective rights, preferences and limitations of our common stock currently outstanding and the common stock to be outstanding after the reverse stock split becomes effective. There will be no difference with respect to dividend, voting, liquidation or other rights associated with our common stock before and after the reverse stock split.


Effects of the Reverse Stock Split on our Stockholders. Our board and James L. Smith and Charles L. Smith, in their individual capacities, reviewed the effects of the reverse stock split on our stockholders. In doing so, our board considered the effects on our affiliated stockholders (those who are directors and officers) and our unaffiliated stockholders, both those who will remain stockholders and those who will be cashed out in the reverse stock split.

     o Affiliated Stockholders. As a result of the reverse stock split, we expect that the percentage of beneficial ownership of our common stock held by our directors and officers as a group will increase from approximately 55.58% to approximately 56.17% after the reverse stock split, and approximately all of our voting common stock will be controlled by our affiliates and related entities. These stockholders will increase their ownership percentage without any additional investment. As a result of their additional ownership, these stockholders will be able, under Oklahoma law, to approve a merger or sale of the company, among other things, by majority written consent without needing to seek or obtain the consent of unaffiliated stockholders. Our directors and officers will remain in the same positions in the company that they had prior to the reverse stock split.

          After the reverse stock split, our common stock will not be registered under the 1934 Act. Our directors, officers and other affiliates will no longer be subject to many of the reporting requirements, such as reporting of related party transactions and compensation, and restrictions of the 1934 Act, including the reporting and short-swing profit provisions of Section 16. Our directors, officers and other affiliates will, however, be deprived of the ability to dispose of their shares of our common stock under Rule 144 under the Securities Act of 1933. Our directors and officers will still be subject to the fiduciary and other obligations of Oklahoma law.

     o Unaffiliated Stockholders. Our board reviewed the following effects of the reverse stock split on our unaffiliated stockholders, both those who will remain stockholders after the reverse stock split and those who would receive only cash and be eliminated entirely as stockholders.

          |X| Remaining Stockholders. Terminating the registration of our common stock will affect the market for our common stock and the ability of remaining stockholders to buy and sell shares. Even as a public reporting company, however, we have a limited trading market for our common stock, especially for sales of large blocks of shares. Our board noted that our stockholders derive little relative benefit from our status as a public reporting company. After the reverse stock split, our common stock will no longer be quoted on the OTC Bulletin Board. In addition, we will no longer be required to file public reports of our financial condition and other aspects of our business with the SEC. As a result, stockholders will have less legally mandated access to information about our business and results of operations than they had prior to the reverse stock split. Finally, the remaining unaffiliated stockholders will have no control over us because the affiliated stockholders will increase their ownership percentages and substantially all of our voting securities will be beneficially owned by our affiliated stockholders and related entities.

          |X| Stockholders Being Cashed Out. Stockholders being cashed out will receive $.50 per pre-split share and will no longer be stockholders of the company. Such stockholders will no longer be entitled to vote as a stockholder or share in our assets, earnings or profits with respect to such cashed out shares.

     o Preferred Stock. The conversion price of each share of outstanding preferred stock will automatically increase by a factor of 100:1 and the number of shares of common stock into which each share of preferred stock is convertible will decrease by a factor of 100:1.

United States Federal Income Tax Consequences of the Reverse Stock Split

The discussion of United States federal income tax consequences set forth below is for general information only and does not purport to be a complete discussion or analysis of all potential tax consequences which may apply to us and our stockholders. You are strongly urged to consult your tax advisor to determine the particular tax consequences to you of the reverse stock split, including the applicability and effect of federal, state, local, foreign and other tax laws.

The following discussion sets forth the principal United States federal income tax consequences of the reverse stock split to us and our stockholders. The following disclosure addresses only the United States federal income tax consequences to the stockholders who hold their shares as a capital asset. The following disclosure does not address all of the federal income tax consequences that may be relevant to particular stockholders based upon their individual circumstances or to stockholders who are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign holders or holders who acquired their shares pursuant to the exercise of employee stock options or otherwise as compensation. The following disclosure is based upon the United States Internal Revenue Code of 1986, as amended (the "Code"), laws, regulations, rulings and decisions in effect as of the date of this information statement, all of which are subject to change, possibly with retroactive effect, and to differing interpretations. The following disclosure does not address the tax consequences to our stockholders under state, local and foreign laws. We have neither requested nor received a tax opinion from legal counsel with respect to any of the matters discussed herein. No rulings have been or will be requested from the IRS with respect to any of the matters discussed herein. There can be no assurance that future legislation, regulations, administrative rulings or court decisions would not alter the consequences set forth below.

The Company. The reverse stock split will be a tax free reorganization described in Section 368(a)(1)(E) of the Code. Accordingly, we will not recognize taxable income, gain or loss in connection with the reverse stock split.

Stockholders Who Receive Shares of New Common Stock. A stockholder who receives only shares of new common stock in the transaction (i.e., a stockholder who owns a number of shares of old common stock equal to the product of 100 multiplied by a whole number) will not recognize gain or loss, or dividend income, as a result of the reverse stock split and the basis and holding period of such stockholder in shares of old common stock will carry over as the basis and holding period of such stockholder's shares of new common stock.

A stockholder who receives both shares of new common stock and cash in the transaction (i.e., a stockholder who owns a number of shares of old common stock which is greater than 100 and is not equal to the product of 100 multiplied by a whole number) will be treated as having exchanged a portion of his shares of old common stock for the shares of new common stock and as having had the balance of his old shares redeemed by us in exchange for the cash payment. The portion of the transaction treated as a cash redemption of a portion of the old stock will be a taxable transaction to such stockholder, the consequences of which are described below. The portion of the transaction which is treated as an exchange of shares of old common stock for shares of new common stock will not be a taxable transaction for the stockholder and the stockholder will not recognize gain or loss, or dividend income on that portion of the transaction, and the basis and holding period of such stockholder in the portion of his shares of old common stock exchanged for shares of new common stock will carry over as the basis and holding period of such stockholder's shares of new common stock.

Stockholders Who Receive Cash. The receipt by a stockholder of cash in lieu of fractional shares of new common stock pursuant to the reverse stock split will be treated as a redemption of stock and will be a taxable transaction for federal income tax purposes. The tax treatment of a redemption of stock is governed by Section 302 of the Code and, depending on a stockholder's situation, will be taxed as either: (i) a sale or exchange of the redeemed shares, in which case the stockholder will recognize gain or loss equal to the difference between the cash payment and the stockholder's tax basis for the redeemed shares; or
(ii) a cash distribution which is treated: (i) first, as a taxable dividend to the extent of our 2002 earnings and our accumulated earnings and profits; (ii) then, as a tax-free return of capital to the extent of the stockholder's tax basis in the redeemed shares; and (iii) finally, as gain from the sale or exchange of the redeemed shares.

Fairness of the Reverse Stock Split to our Unaffiliated Stockholders

At the board of directors meeting on June 24, 2003, the board discussed the little benefit that the company and its stockholders were deriving from the company's public company status and considered the advantage and disadvantages of becoming a private company. Due to the declining market price of the company's stock and the increasing costs of being a public company, among other factors, the board concluded that taking the company private was in the best interest of the company and its stockholders. The board decided the most effective means of taking the company private was to effect a reverse stock split of the common stock, with cash being paid for the fractional shares that result. The board determined that a one for 100 reverse stock split would result in the number of stockholders of record falling below 500, which would allow the company to deregister its common stock under the 1934 Act.

As discussed in detail below, the board and James L. Smith and Charles L. Smith, in their individual capacities, believe that the reverse stock split is in the best interests of the company and is both procedurally and substantively fair to our unaffiliated stockholders.

Procedural Fairness for Unaffiliated Stockholders. The reverse stock split has been unanimously approved by our board of directors after careful consideration. Under Oklahoma law, the vote of a majority of the outstanding voting securities entitled to vote on the reverse stock split is required to approve it. We have received the written consent of a majority of our controlling stockholders approving the reverse stock split. The approval of a majority of our unaffiliated stockholders is not required under Oklahoma law and will not be sought in this transaction.

Given the experience of our board of directors and its familiarity with the company, including its financial condition and prospects, the board of directors decided that the expense of hiring an independent party to represent the interests of our unaffiliated stockholders was not warranted. Furthermore, those unaffiliated stockholders who wish to increase their holdings above 100 shares of common stock to avoid being cashed out may do so by purchasing shares of our common stock in the open market prior to the effective time of the reverse stock split and those who wish to be cashed out entirely may reduce their holdings below 100 shares of common stock.

Substantive Fairness to our Unaffiliated Stockholders. The board and James L. Smith and Charles L. Smith, in their individual capacities, believe that the reverse stock split is in the best interests of the company and is fair to all unaffiliated stockholders, both those who will remain stockholders and those who will be cashed out as a result of the reverse stock split. In determining the fairness of the reverse stock split, the board and James L. Smith and Charles L. Smith, in their individual capacities, considered a number of factors prior to approval of the proposed transaction, including the following:

     Factors in Support of the Reverse Stock Split

     o Unaffiliated Stockholders Who Will Remain Stockholders. Our unaffiliated stockholders who will remain stockholders following the reverse stock split will benefit from the direct and indirect operating costs saved by us since we will no longer be required to maintain our public company status. These costs do not adversely affect the services we provide to our customers; therefore, the remaining stockholders would enjoy any increased value of the company that might result from improved operations and improved stability, even though they were not enjoying immediate liquidity. Regarding the increased ownership percentage for affiliated stockholders, the board determined that, even under current ownership, the affiliated stockholders have control over the company. Furthermore, those stockholders who wish to be cashed out entirely may reduce their holdings below 100 shares prior to the effective time of the reverse stock split.

     o Unaffiliated Stockholders Being Cashed Out. The reverse stock split is fair to unaffiliated stockholders who will be cashed out in the reverse stock split because of the price being paid for fractional shares of our common stock. Our board considered the fact that stockholders who will receive cash will have no control over the timing or a price of the sale of their shares. However, the board and James L. Smith and Charles L. Smith, in their individual capacities, noted that there is limited, if any, liquidity currently for our common stock, and thus stockholders have limited choice as to timing and price, particularly if they wish to sell a large number of shares. The board and James L. Smith and Charles L. Smith, in their individual capacities, determined that the certainty of liquidity through the reverse stock split, together with price being paid in lieu of fractional shares, made the transaction fair, even taking into account the lack of control over timing and price. The board and James L. Smith and Charles L. Smith, in their individual capacities, also noted the stockholders would be able to dispose of their shares without incurring brokerage costs. Furthermore, those stockholders who wish to increase their holdings above 100 shares to avoid being cashed out may do so by purchasing shares of our common stock in the open market prior to the effective time of the reverse stock split.

     Factors Not in Support of the Reverse Stock Split

     o Termination of Public Sale Opportunities. Following the reverse stock split and the deregistration of our common stock, the public market for shares of common stock will be eliminated. Stockholders will no longer have the option of selling their shares on the open market. However, the current public market for our common stock is highly illiquid; therefore, the board and James L. Smith and Charles L. Smith, in their individual capacities, believe that any further loss of liquidity will have little effect on our unaffiliated stockholders and will be outweighed by the benefits of going private. Additionally, the effect of further losses of liquidity will have the same effect on all of our stockholders, both affiliated and unaffiliated.

     o Termination of Publicly Available Information. Upon termination of the registration of our common stock, we will no longer file, among other things, periodic reports with the SEC, and information regarding our operations and financial results will no longer be available. Remaining stockholders, however, will have a limited right to obtain such information under Oklahoma law. The board and James L. Smith and Charles L. Smith, in their individual capacities, do not believe this factor makes the transaction unfair to unaffiliated stockholders because any detriment that may result from termination of public filings will be offset by the benefits to the company of no longer being a public company.

     o Inability To Participate in Future Increase in Value of our Common Stock. Stockholders who will be cashed out will have no further interest in the company and thus will not have the opportunity to participate in the potential upside of any increase in the value of our common stock. However, the board and James L. Smith and Charles L. Smith, in their individual capacities, do not believe that this makes the transaction unfair to unaffiliated stockholders because such stockholders may retain their interest in the company by acquiring sufficient shares so that they hold at least 100 shares immediately prior to the reverse stock split.

After considering all of these factors and the fairness of the price discussed below, the board and James L. Smith and Charles L. Smith, in their individual capacities, determined that the reverse stock split and the process by which the transaction was approved is fair to unaffiliated stockholders.

The board of directors decided not to engage an appraiser or financial advisor with respect to the reverse stock split, and consequently, no report, opinion or appraisal has been received from such a person. The board of directors obtained a quote for procuring a fairness opinion from a qualified valuation and financial advisor. That quote, including the actuarial appraisal required by the advisor, indicated a total cost of approximately $50,000, plus additional amounts depending on developments. Given the board of directors' knowledge of actuarial appraisals, the board of directors concluded that the range quoted was reasonable for the assignment and that it was unlikely that the Company could obtain a fairness opinion for an amount substantially less than the range quoted. The Board of Directors concluded, given the other considerations discussed herein, that the expense of obtaining a fairness opinion was not reasonable in relation to the size of the transaction being contemplated and decided not to obtain such an opinion. The Board of Directors concluded it could adequately establish the fairness of the reverse stock split without such an opinion by addressing the factors and considerations described in this Information Statement.

The present five-member board of directors of the company has three independent members (i.e., members who are not controlled by, or under common control with, the company and who are not employees of the company). All of the independent members of the board of directors voted in favor of the reverse stock split. No representative or advisor was retained by such members on behalf of the unaffiliated stockholders to prepare a fairness evaluation or otherwise appraise or negotiate the proposed transaction. No independent committee composed of the three independent members of the board of directors was formed to appraise or negotiate the proposed transaction. The independent members considered whether to form such a committee and concluded that they had sufficient independence within the framework of the entire Board of Directors so as to make such a committee unnecessary. The independent members also concluded that they had sufficient independence to fairly represent the interests of the unaffiliated stockholders without the expense of retaining an external representative or advisor to negotiate the proposed transaction.

The reverse stock split was not structured so that approval of at least a majority of unaffiliated stockholders is required. The company has solicited proxies since 1993. The company has found that only a very small portion of the unaffiliated stockholders ever responded to the solicitation of proxies. With this history in mind, the board of directors concluded not to structure the reverse stock split to require the approval of a majority of the unaffiliated stockholders due to the concern that (1) the expense associated with soliciting the proxies would be disproportionate to the number of proxies returned and (2) that with a light return of proxies that stockholders representing few shares could unduly influence the results of the solicitation. Given the other considerations discussed herein, the board of directors concluded that the fairness of the transaction could be determined without such a solicitation.

The company and its board of directors and executive officers have not made any provision for granting unaffiliated holders of common stock access to the company's records, beyond the inspection and other rights that might be available under Oklahoma law, or to obtain counsel for unaffiliated holders at the expense of the company and its board of directors and executive officers. The board of directors believes that it has the experience and independence to determine the fairness of the transaction without such provisions.

Fairness of the Price. In analyzing the fairness of the transaction and the price to be paid for fractional shares of our common stock, our board of directors and James L. Smith and Charles L. Smith, in their individual capacities, sought to determine a price that was fair to our unaffiliated stockholders, both those who would receive only cash in the reverse stock split and those who would remain stockholders after the reverse stock split. Our board of directors and James L. Smith and Charles L. Smith, in their individual capacities, considered and reviewed the following documentation and information:

     o    our  annual  financial  statements,   including  consolidated  audited
          financial statements for each of the past five years up to and including December 30, 2002;

     o our quarterly unaudited financial statements for the fiscal quarter ended June 30, 2003;

     o management projected revenue and cost budgets for the fiscal year ending December 31, 2003;

     o    the  terms  of  the  reverse   stock  split  and  its  effect  on  our
          stockholders;

     o market information on the recent price behavior and trading volume of our common stock;

     o the pro forma financial effects of the reverse stock split on us and our stockholders; and

     o    the tax effects of the reverse stock split on our stockholders.

Our board of directors and James L. Smith and Charles L. Smith, in their individual capacities, considered the following factors in reaching its conclusion as to the reverse stock split and the fairness of the price to be paid in lieu of fractional shares resulting from the reverse stock split. Individual directors and James L. Smith and Charles L. Smith, in their individual capacities, may have given differing weights to different factors. Due to the relative illiquidity of our common stock, the board and James L. Smith and Charles L. Smith, in their individual capacities, ultimately adopted a price of $.50 per share, which represents a premium to both book value and the average closing trading price of $.30 for the thirty calendar days prior to September 18, 2003.

     o Current and Historical Market Prices of our Common Stock. Although our common stock is quoted on the OTC Bulletin Board, there is a limited trading market for our common stock. The high and low sale prices for our common stock from January 1, 2000 to August 25, 2003, ranged from a high of $1.01 in January 2003, to a low of $.20 per share in September 2003. The closing sale price of the common stock on September 18, 2003, which was the last trading day on which our common stock was traded before we announced the proposed reverse stock split, was $.20 per share. See "Trading and Market Prices" for more information about our common stock prices.

     o Premium Over Market Price. The price to be paid for fractional shares in the reverse stock split on a pre-split basis represents a 150% premium over the last closing trading price of $.20 for our common stock prior to the announcement of the reverse stock split on September 18, 2003, and a premium of 66.67% over the average closing trading price of $.30 for the thirty calendar days prior to September 18, 2003.

     o Net Book Value. As of June 30, 2003, the book value per share of common stock was ($.02).

     o Liquidation Value. The net book value of our tangible assets is negative, and we and James L. Smith and Charles L. Smith, in their individual capacities, had no basis to believe that such tangible assets could be liquidated for an amount greater than our liabilities. Therefore, we and James L. Smith and Charles L. Smith, in their individual capacities, did not consider liquidation value in determining the fairness of the price to be paid for fractional shares.

No firm offers have been made by an unaffiliated person during the preceding two years for (i) the merger or consolidation of the company into or with such person; (ii) the sale or other transfer of all or any substantial part of our assets; and (iii) the purchase of a number of shares of common stock that would enable the holder thereof to exercise control of us.

Our board of directors met to discuss its initial conclusions and to preliminarily approve the reverse stock split on June 24, 2003. On August 15, 2003, our board of directors approved the reverse stock split by unanimous written consent and determined that, based upon the factors set forth above, $.50 per pre-split share was a fair price to be paid to stockholders for fractional shares resulting from the reverse stock split.

                  AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

General

Our board of directors has declared advisable, authorized and approved an amendment to our Certificate of Incorporation to effect a one for 100 reverse stock split of our common stock as soon as practicable. The text of Article V of our Certificate of Incorporation, as amended to effect the reverse stock split and to decrease the number of authorized shares of common stock is attached to this information statement as Appendix A.

On the effective date of the reverse stock split, each 100 shares of our common stock will be converted automatically into one share of common stock. The effective date of the reverse stock split will be the date on which the amendment to our Certificate of Incorporation is filed with the Secretary of State of the State of Oklahoma, which we expect to be _____________, 2003.

The reverse stock split is structured to be a "going private" transaction as defined in Rule 13e-3 promulgated under the 1934 Act because it is intended to terminate our reporting requirements under Section 12(g) of the 1934 Act. In connection with the reverse stock split, we have jointly filed with James L. Smith and Charles L. Smith a Rule 13e-3 transaction statement on Schedule 13E-3 with the SEC.

Required Vote

The affirmative vote of a majority of the shares entitled to vote is required to approve the amendment to our Certificate of Incorporation to effect the reverse stock split. Our controlling stockholders have consented in writing to the amendment and the reverse stock split . This action by our controlling stockholders is sufficient to obtain the stockholder vote necessary to approve the amendment and the reverse stock split without the approval of any other stockholders. Accordingly, you are not required to vote and your vote is not being sought.

Description of the Reverse Stock Split

Our common stock is currently registered under the 1934 Act and, as such, we are a reporting company under the 1934 Act. The reverse stock split is intended to reduce the number of holders of our common stock to fewer than 500, which would permit us to terminate our registration under the 1934 Act and become a private company. We intend to file for termination of our 1934 Act registration as soon as practicable after the effective date of the reverse stock split.

Conversion of Shares. The reverse stock split will be effective upon our filing of an amendment to our Certificate of Incorporation that will provide for the conversion and reclassification of each outstanding share of our common stock into one one hundredth (1/100) of a share of our common stock. In the reverse stock split, you will receive one share of common stock for each 100 shares you hold immediately prior to the effective date of the reverse stock split, and you will receive cash in lieu of any fractional shares to which you would otherwise be entitled. The cash payment will be equal to $.50 per pre-split share. The following examples illustrate the effect of the reverse stock split on stockholders in various circumstances:

Example 1:  Stockholders Owning Fewer than 100 Shares of Record

On the effective date of the reverse stock split, Stockholder A owns of record 87 shares of our common stock. Using the ratio of one share of common stock for each 100 shares outstanding immediately prior to the reverse stock split, Stockholder A would be entitled to receive only .87 of a share of common stock. Because no fractional shares will be issued as a result of the reverse stock split, Stockholder A will not receive any common stock, but will instead receive a cash payment from us at the rate of $.50 per pre-split share. In this example, Stockholder A would receive $43.50 in cash and will no longer be a stockholder of the company.

Example 2:  Stockholders Owning 100 or More Shares of Record

On the effective date of the reverse stock split, Stockholder B owns of record 7,150 shares of our common stock.. Using the ratio of one share of common stock for each 100 shares outstanding immediately prior to the reverse stock split, Stockholder B would be entitled to receive 71.50 shares of common stock. Because fractional shares will not be issued as a result of the reverse stock split, Stockholder B will receive 71 shares of common stock and $25.00 in cash (at the rate of $.50 per pre-split share) for his remaining 0.50 of a share of common stock.

Authorized Capital Stock Following the Reverse Stock Split. The amendment to our Certificate of Incorporation, a copy of which is attached as Appendix A, will reclassify each outstanding share of our common stock and will reduce our authorized capital stock from 10,000,000 shares to 5,050,000 shares. The amendment will reduce our authorized common stock from 5,000,000 to 50,000 shares but will not affect our authorized preferred stock. Our board of directors currently has, and will continue to have, authority to issue all authorized but unissued shares of capital stock at such times and for such consideration as the board determines. This authority will continue although the number of shares of capital stock authorized will be significantly reduced. Other than the issuance of shares of common stock on exercise of outstanding options or rights of conversion, we have no plans to issue any shares of common stock. We plan to retire the fractional shares purchased in the reverse stock split.

Effectiveness of the Reverse Stock Split. On the effective date of the reverse stock split, each certificate representing a share of our common stock outstanding immediately prior to the reverse stock split will be deemed, for all corporate purposes and without any further action by any person, to evidence ownership of the reduced number of shares of common stock and/or the right to receive cash for fractional shares. Each stockholder who owns fewer than 100 shares of record immediately prior to the reverse stock split will not have any rights with respect to the common stock and will have only the right to receive cash in lieu of the fractional shares to which he or she would otherwise be entitled.

Exchange of Stock Certificates. We will promptly file an amendment to our Certificate of Incorporation with the Oklahoma Secretary of State twenty-one days after the date of this information statement. The reverse stock split will become effective on the date of filing the amendment, which we will refer to as the "effective date." As soon as practicable after the effective date, we will send you a letter of transmittal which will provide the instructions by which stockholders will surrender their stock certificates and obtain certificates evidencing the shares of company common stock or cash to which they are entitled after the reverse stock split. If certificates evidencing common stock have been lost or destroyed, we may, in our sole discretion, accept in connection with the reverse stock split a duly executed affidavit and indemnity agreement of loss or destruction, in a form satisfactory to us, in lieu of the lost or destroyed certificate. If a certificate is lost or destroyed, the stockholder must submit, in addition to other documents, a bond or other security satisfactory to the board indemnifying us and all other persons against any losses incurred as a consequence of the issuance of a new stock certificate. Stockholders whose certificates have been lost or destroyed should contact us. Additional instructions regarding lost or destroyed stock certificates will be included in the letter of transmittal that will be sent to stockholders after the reverse stock split becomes effective.

Except as described above with respect to lost stock certificates, there will be no service charges or costs payable by stockholders in connection with the exchange of their certificates or in connection with the payment of cash in lieu of fractional shares. We will bear these costs.

The letter of transmittal will be sent to stockholders promptly after the effective date of the reverse stock split. DO NOT SEND IN YOUR STOCK CERTIFICATE(S) UNTIL YOU HAVE RECEIVED THE LETTER OF TRANSMITTAL.

Source of Funds and Expenses. We estimate that approximately $14,207 will be required to pay for the fractional shares of our common stock exchanged for cash in the reverse stock split. Additionally, we will pay all of the expenses related to the reverse stock split. We estimate that these expenses will amount to $20,000, as follows: $10,000 for legal and professional fees; $9,000 for accounting fees; and $1,000 for printing and other miscellaneous costs. Funds required to implement the reverse stock split shall be derived from our existing working capital.

Conduct of Business After the Reverse Stock Split

Following the reverse stock split, we will continue to conduct our business in the same manner as presently conducted. The executive officers and directors immediately prior to the reverse stock split will continue to be executive officers and directors after the reverse stock split. Except for the amendment to our Certificate of Incorporation to effect the reverse stock split, which is attached hereto as Appendix A, our Certificate of Incorporation and Bylaws will remain in effect and unchanged by the reverse stock split.

We believe that there are significant advantages in becoming a private company, and we plan to avail ourselves of any opportunities we may have as a private company, including making any public or private offering for our shares.
However, we do not have any current plans or proposals to effect any extraordinary corporate transaction, such as a merger, reorganization or liquidation; to sell or transfer any material amounts of our assets; to change our board of directors or management; to change materially our indebtedness or capitalization; or otherwise to effect any material change in our corporate structure or business.

Failure to Effect the Reverse Stock Split

Although the board of directors believes that the reverse stock split will be consummated and that we will go private, we cannot guarantee that the reverse stock split will result in the company's going private. The board of directors will not implement the reverse stock split if it determines that the reverse stock split would result in the number of stockholders of record remaining 500 or more. Our stock would continue to be listed on the OTC Bulletin Board, and we would continue to file annual and quarterly reports on Form 10-KSB and Form 10-QSB. The board of directors considered the possibility that the reverse stock split may not be implemented. The board determined that the potential benefits of implementing the reverse stock split, in the form of reduced operating expenses without directly affecting the company's operations, were worth the risk that the reverse stock split might not be implemented.

Abandonment of the Reverse Stock Split

Our board of directors has the right to abandon the reverse stock split before the effective time of the reverse stock split, even after stockholder approval, if for any reason the board of directors determines that it is not advisable to proceed with the reverse stock split.

No Appraisal Rights

Stockholders do not have appraisal rights under Oklahoma law or under our Certificate of Incorporation or Bylaws in connection with the reverse stock split.

                            TRADING AND MARKET PRICES

Our common stock is quoted and traded on a limited and sporadic basis on the OTC Bulletin Board operated by The NASDAQ Stock Market, Inc. under the trading symbol "SUMC." The limited and sporadic trading does not constitute, nor should it be considered, an established public trading market for our common stock. The following table sets forth the high and low closing prices for our common stock for the periods indicated, as reported by the OTC Bulletin Board. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not necessarily represent actual transactions.

                                              2001                       2002                       2003
                                   -------------------------  -------------------------   -------------------------
                                       High          Low          High          Low           High          Low
                                   -----------   -----------  -----------   -----------   -----------   -----------
First Quarter.....................   $   .53       $   .25      $   .95       $   .23       $  1.01       $   .40
Second Quarter....................   $  1.05       $   .10      $  1.01       $   .30       $   .80       $   .80
Third Quarter (to 9/18/03)........   $   .80       $   .75      $  1.00       $   .51       $   .80       $   .20
Fourth Quarter....................   $   .90       $   .10      $   .90       $   .51

On September 18, 2003, the closing bid price was $.20 and the closing asked price was $.35.

                                    DIVIDENDS

We have never declared or paid any cash dividends on our common stock. For the foreseeable future, we expect to retain any earnings to finance the operation and expansion of our business. We also presently have outstanding preferred stock that requires us to accrue dividends in the amount of approximately $12,500 every quarter. The holders of our outstanding preferred stock are entitled to receive all accrued dividends before we can pay any dividends on our common stock. In addition to the terms of our outstanding preferred stock, it is anticipated that the terms of future debt and/or equity financings may restrict the amount of cash dividends. Therefore, the payment of any cash dividends on the common stock is unlikely.

             BACKGROUND INFORMATION OF EXECUTIVE OFFICERS, DIRECTORS
                             AND CONTROLLING PERSONS

The Company

This information statement is filed on behalf of Summit Life Corporation, an Oklahoma corporation with its principal office at 3021 Epperly Dr., Oklahoma City, Oklahoma 73155, telephone number (405) 677-0781.

Directors and Executive Officers

James L. Smith, age 64, co-founded the Company in April 1994 and served as Chairman of the Board of Directors, President and Chief Executive Officer of the Company until April 1998, at which time he was elected its Chairman of the Board and Chief Executive Officer. Mr. Smith was elected the Company's Secretary in 2001. Mr. Smith has served as Chairman of the Board and President of the Smith Agency, an Oklahoma licensed insurance agency since 1980. Mr. Smith earned the designation of Chartered Life Underwriter and Chartered Financial Consultant from the American College in Bryn Mawr, Pennsylvania. Mr. Smith retired from the Army Reserves as the Assistant Division Commander of the 95th Division, Army Reserves, at the rank of Colonel (Brigadier General upon Mobilization). Mr. Smith is the father of Charles L. Smith, President and Chief Operating Officer of the Company.

Charles L. Smith, age 44, co-founded the Company in April 1994 and served as Director, Vice President, Secretary and Treasurer from the Company's inception in 1994 until April 1998, at which time he was elected President, Chief Operating Officer, and a director of the Company. Mr. Smith was subsequently elected Chief Financial Officer. Mr. Smith also serves as President of Security General Life Insurance Company, the Company's wholly owned subsidiary. Mr. Smith served as Chairman and President of Charles L. Smith and Associates, Inc. from 1989 until April 1994, when it merged with the Smith Agency, an Oklahoma licensed insurance agency. Mr. Smith is Vice President and a director of the Smith Agency. Mr. Smith has been involved in the insurance industry for over 18 years. Mr. Smith is the son of James L. Smith, Chairman of the Board, Chief Executive Officer and Secretary of the Company.

M. Dean Brown, age 73, has served as a director of Summit Life Corporation since April 1997. Prior to Mr. Brown's retirement in December 1997, he practiced law at the law firm of Green, Brown and Stark, an Oklahoma City law firm. He holds a bachelors degree from the University of Oklahoma and earned his Juris Doctor from Oklahoma City University. Mr. Brown is also a Certified Public Accountant.

Thomas D. Sanders, age 63, has served as a director of Summit Life Corporation since April 1997. He served as the Executive Vice President of Marketing for the Lomas Life Group from 1986 to 1990 and as Executive Vice President for Union
Life Insurance Company between 1978 and 1990. Mr. Sanders currently serves as Chief Executive Officer and Director of ReUnion Marketing, Inc. He is a graduate of Oklahoma State University.

Gary L. Ellis, age 59, has, since 1994, served Summit Life in several positions. From 1994 until 1997, he served variously as Vice President and President of Equity Mortgage Services, Inc., a wholly owned subsidiary of Summit Life until its merger with us in late 1997. Subsequent to the Equity Mortgage merger, Mr.

Ellis was appointed Vice President-Mortgage Operations. Since 1988, Mr. Ellis has also owned and operated Gary L. Ellis & Associates, which provides tax and accounting services. Mr. Ellis graduated from Oklahoma University with a bachelors degree.

Each of our directors and executive officers are citizens of the United States. The address of each of our directors and executive officers is 3021 Epperly Dr., Oklahoma City, Oklahoma 73155, telephone number (405) 677-0781. None of our directors or executive officers has been convicted, during the last five years, in a criminal proceeding nor has any of them been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction resulting in a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws, or finding any violation with respect to such laws.

Control Persons

James L. Smith, the Chairman of the Board, Chief Executive Officer and Secretary of the company, and Charles L. Smith, the Chief Operating Officer and a director of the company, are our majority stockholders. The address of the principal offices of James L. Smith and Charles L. Smith is 3021 Epperly Dr., Oklahoma City, Oklahoma 73155. Neither James L. Smith nor Charles L. Smith has been convicted, during the last five years, in a criminal proceeding nor has any of them been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction resulting in a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws, or finding any violation with respect to such laws.

                 INTERESTS OF EXECUTIVE OFFICERS AND DIRECTORS;
                         POTENTIAL CONFLICTS OF INTEREST

James L. Smith and Charles L. Smith beneficially own an aggregate of 51.68% of our common stock. On August 15, 2003, James L. Smith and Charles L. Smith voted by written consent to approve the reverse stock split. See "Principal Stockholders" for a discussion of our security ownership.

Our executive officers and directors, including James L. Smith and Charles L. Smith, collectively beneficially own approximately 55.58% of our common stock, concluded that it was inappropriate to sell their shares of common stock at this time given their considerable investment of time and money in the company. These persons, however, will be paid cash for any fractional shares they hold as a result of the reverse stock split in the same manner as our unaffiliated stockholders.

After the reverse stock split, our executive officers and directors will collectively beneficially own approximately 56.17% of our common stock, and they will retain their positions in the company. These stockholders will increase their ownership positions in the company without investing any additional money.

                             PRINCIPAL STOCKHOLDERS

As of September 18, 2003, we had 2,691,255 shares of common stock, 5,000 shares of series a preferred stock and 350,000 shares of series b preferred stock outstanding. None of the preferred stock has voting rights.

The table below sets forth, as of September 18, 2003, the number and percentage of outstanding shares of common stock beneficially owned by (i) each person who is known by us to be the beneficial owner of more than 5% of the company's common stock which is the company's only class of voting securities, (ii) each of the company's directors, (iii) each executive officer of the company, and
(iv) all directors and executive officers of the company as a group. Unless otherwise noted, the persons named below have sole voting and investment power with respect to such shares.

                                                      Common Stock
                                           -------------------------------------
Name of Beneficial Holder                  Number of Shares     Percent of Class
-------------------------                  ----------------     ----------------

James L. Smith* (1)                             693,485              25.77%

Charles L. Smith* (1)                           697,435              25.91%

Dean Brown * (1)                                100,963               3.75%

Thomas D. Sanders * (1)                           2,318                (2)

Gary L. Ellis * (1)                               1,532                (2)

All executive officers and directors
as a group (5 persons)                        1,495,733              55.58%
--------------------------
*    Director
(1) Address is c/o Summit Life Corporation, 3021 Epperly Drive, P.O. Box 15808, Del City, Oklahoma 73155.
(2)  Less than 1%.


              AVAILABLE INFORMATION AND INCORPORATION BY REFERENCE

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov."

The following documents previously filed by us under the 1934 Act with the SEC are incorporated herein by reference:

     (1) Our Annual Report on Form 10-KSB for the year ended December 31, 2002, filed March 31, 2003; and

     (2) Our Quarterly Report on Form 10-QSB for the quarterly period ended March 31, filed May 15, 2003.

     (3) Our Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2003, filed August 7, 2003.

We will provide without charge to each person, including any beneficial owner of such person, to whom a copy of this Information Statement has been delivered, on written or oral request, a copy of any and all of the documents referred to above that have been or may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein). Requests for such copies should be directed to Charles L. Smith, Chief Operating Officer, 3021 Epperly Drive, Oklahoma City, Oklahoma 73155.

STOCKHOLDERS ARE ENCOURAGED TO REVIEW THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT AS WELL AS THE FINANCIAL STATEMENTS AND OTHER INFORMATION IN OUR ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2002, OUR QUARTERLY REPORT ON FORM 10-QSB FOR THE QUARTER ENDED MARCH 31, 2003, AND OUR QUARTERLY REPORT ON FORM 10-QSB FOR THE QUARTER ENDED JUNE 30, 2003.


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

                                   APPENDIX A

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                             SUMMIT LIFE CORPORATION

SUMMIT LIFE CORPORATION (the "Corporation"), a corporation organized and existing under and by virtue of the Oklahoma General Corporate Act ("OGCA") does hereby certify:

FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

     RESOLVED, that, to effectuate the Reverse Stock Split, Article V of the Certificate of Incorporation, as amended and in effect on the date hereof (the "Certificate of Incorporation"), be amended by adding the following paragraphs thereto:

     Upon this Certificate of Amendment to the Certificate of Incorporation of the Corporation becoming effective in accordance with the General Corporation Act of the State of Oklahoma (the "Effective Time"), each One Hundred (100) shares of Common Stock, par value $.01 per share ("Old Common Stock"), of the Corporation issued and outstanding immediately prior to the Effective Time shall be, without any action of the holder thereof, automatically reclassified as and converted into one (1) share of Common Stock, par value $.01 per share ("New Common Stock"), of the Corporation.

     Notwithstanding the immediately preceding paragraph, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock, and no certificates or scrip representing any such fractional shares shall be issued. In lieu of such fraction of a share, and upon surrender of the certificate or certificates representing the Old Common Stock as provided below, any holder of Old Common Stock who would otherwise be entitled to receive a fraction of a share of New Common Stock, after aggregating all fractional shares of New Common Stock to which any such holder would otherwise be entitled, shall be entitled to receive cash in lieu of any fractional shares.

     Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified. A letter of transmittal will provide the means by which each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified. Each stockholder who owns fewer than _____ shares of record immediately prior to the Effective Time will not have any rights with respect to the New Common Stock and will only have the right to receive cash in lieu of the fractional shares to which the stockholder would otherwise be entitled.

     As of the Effective Time, the total number of shares which the Corporation shall have authority to issue is 5,050,000 shares of Capital Stock, which shall be divided into 50,000 shares of New Common Stock, par value $.01 per share, and 5,000,000 shares of Preferred Stock, par value $.001 per share.

SECOND: That in lieu of a meeting and vote of the stockholders of the Corporation, a majority of the stockholders of the Corporation have given their written consent to said amendment in accordance with the provisions of Section 1073 of the OGCA, and written notice of the adoption of the amendment has been given as provided in Section 1073(E) of the OGCA to every stockholder entitled to such notice.

THIRD: That the foregoing amendment of the Certificate of Incorporation was duly adopted in accordance with the provisions of Section 1073 of the OGCA.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed on this ____ day of September, 2003.


                                      SUMMIT LIFE CORPORATION




                                      By: /s/ James L. Smith
                                         ---------------------------------------
                                         James L. Smith, Chief Executive Officer






















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